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                                                                     Exhibit 5.2


                                                           Draft:  15, July 2002










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                      DRAFT CLIFFORD CHANCE OPINION LETTER
                 ISSUED IN CONNECTION WITH THE ISSUE OF EXCHANGE
                                   SECURITIES
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                                                   July 15, 2002

Enodis Plc (the "COMPANY")
Washington House
40-41 Conduit Street
London
W1S 2YQ




Dear Sirs,

ENODIS PLC: PROPOSED EXCHANGE OFFER OF UNRESTRICTED 10 3/8% SENIOR NOTES DUE 2012 FOR RESTRICTED 10 3/8% SENIOR NOTES DUE 2012

We have acted as your English legal advisers in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") of a proposed exchange offer of unrestricted L100,000,000 10 3/8%
Senior Notes due 2012 (the "EXCHANGE SECURITIES") issued by you for your outstanding L100,000,000 10 3/8% Senior Notes due 2012 (the "NOTES"), as described in the registration statement on Form F-4 (File No. 333-85102) filed with the Securities and Exchange Commission (the "REGISTRATION STATEMENT"). The Notes will be issued pursuant to an indenture, dated 26 March 2002 (the "INDENTURE") between you and The Bank of New York, as trustee (the "TRUSTEE").

For the purpose of issuing this Opinion Letter we have reviewed and completed only the following documents, searches and enquiries:

(a)   the indenture dated 26 March 2002 relating to the Notes (the "INDENTURE");

(b)   a form of the Exchange Securities included in the Indenture;

(c) the statements set forth under the heading "Taxation - United Kingdom Taxation" in the Registration Statement;

(d) a certificate of the Secretary of the Company dated 12 July 2002 (the "CERTIFICATE");

(e) a company search dated 12 July 2002 of the public microfiche of the Company kept at the Registrar of Companies (the "COMPANY SEARCH"); and

(f) enquiries by telephone made at the Central Index of Winding Up Petitions on 12 July 2002 at or around 11.30 a.m. with respect to the Company (the "ORAL ENQUIRY").


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In considering the above documents, searches and enqiries and in giving this opinion, we have assumed:

(a) all signatures, stamps and seals are genuine and affixed with due legal capacity, all original documents are authentic and all copy documents are complete and conform to the originals;

(b)   each of the statements in the Certificate is correct in all respects;

(c) that the directors of the Company, in resolving to execute the Indenture, have acted BONA FIDE, in good faith and in the interests of the Company and, for the avoidance of doubt, other than for the sole purpose of replacing one loan facility with another in order to avoid the provisions of sections 151 to 158 of the Companies Act 1985; and

(d) that the Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution or administration of the Company, and no receiver, trustee, administrator or similar officer has been appointed in relation to the Company or any of its assets or revenues, which assumption has been supported by a review of the Company Search and the Oral Enquiry. It should be noted that those searches and enquiries are not conclusively capable of disclosing whether such an event has occurred or whether notification of a moratorium has been given.

The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraphs (A) to (D) below.

Based upon and subject to the foregoing we are of the opinion that:

(A) the Company has been duly incorporated as a company with limited liability, and has been re-registered as a public company, under the laws of England and Wales with all corporate power and authority to enter into the Indenture and to issue the Exchange Securities;

(B) the Indenture has been duly authorised, and (to the extent, if any, required or governed by English law) executed and delivered by the Company;

(C) the issue of the Exchange Securities has been duly authorised by the Company; and

(D) we have reviewed the information in the Registration Statement under the caption "Taxation - United Kingdom Taxation" and we confirm that the discussion contained therein is our opinion.

This letter and the opinions given in it are, and are to be, governed by and construed in accordance with English law and relate only to English law as applied by the English courts as at today's date. We express no opinion in this Opinion Letter on the laws of any other jurisdiction.

This Opinion Letter is given solely to the Company in connection with the registration of the Exchange Notes under the Securities Act.

Yours faithfully

CLIFFORD CHANCE
LIMITED LIABILITY PARTNERSHIP


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